CONSULTING AND NONCOMPETITION AGREEMENT

                  This Consulting And Noncompetition Agreement (the "Agreement"), which shall be effective as of September 13, 1996, is by and between M.D. Labs, Inc., a Delaware corporation ("M.D. Labs" or "Company") and Kenneth A. Steel, Jr. ("Consultant").

                                    RECITALS

                  A.       Consultant  is  qualified  and   experienced  in  the
business of consulting in connection with the Company's industry and general business matters.

                  B. The Company desires to contract with Consultant to provide the services of Consultant to the Company on an as-needed basis.

                  C. Consultant represents that he can perform those services in a high-quality manner based on his qualifications and experience.

                  D. It is deemed to be to the mutual advantage of the Company and Consultant to enter into this Agreement upon the terms and conditions set forth below.

                                   AGREEMENTS

                  In consideration of the mutual promises and covenants set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                  1.       Engagement  as  a  Consultant.   The  Company  hereby
         engages Consultant and Consultant hereby accepts such engagement with the Company as a consultant in accordance with the terms and conditions set forth herein. Consultant agrees to provide his services and will devote his skill, knowledge, and attention to the business of the Company and the performance of Consultant's duties under this Agreement.

                  2. Term. This engagement of Consultant by the Company shall commence on October 7, 1996, and continue until October 6, 1997. Thereafter, this Agreement may be renewed only by a written agreement signed by both parties.

                  3. Duties. Consultant agrees that he shall be available to the Company, as may be requested by the Company, during the term of this Agreement. Consultant shall be responsible for the following duties during the term of this Agreement:

                           a. Provide consulting services in connection with the manufacturing and operations activities and business affairs of the Company, as may be assigned by the Chief Executive Officer or Board of Directors of the Company from time to time;

                           b. Perform such other duties as may be assigned by the Chief Executive Officer or Board of Directors of the Company from time to time.

                  Consultant agrees to serve the Company faithfully, diligently, and to the best of his ability and to devote his working time, attention, and energies to the Company's business as required for the efficient and timely performance of Consultant's duties hereunder. Consultant shall act in the best interests of the Company at all times in performing his duties and responsibilities hereunder.

                  4. Compensation. Consultant shall receive as his entire compensation from the Company for his services hereunder a warrant to purchase 100,000 shares of the Company's common stock at $7.00 per share, identical in substance to Exhibit "A" attached hereto.

                  5. Expense Reimbursement. The Company shall pay all ordinary and reasonable expenses of Consultant, up to $1,500.00 per month, incurred in connection with the rendering of services to the Company as a consultant pursuant to this Agreement, upon submission of appropriate vouchers and supporting documentation in accordance with the Company's usual and ordinary practices, provided that such expenses are reasonable and necessary business expenses of the Company, and provided further that all items for which at least $250 in reimbursement is requested must be approved in advance, in writing, by the Company.

                  6. Return of the Company's Materials. Upon the termination of this Agreement, Consultant shall promptly return to the Company all files, credit cards, keys, instruments, equipment, and other materials, if any, owned or provided by the Company.

                  7. Terms of Consulting Arrangement. Consultant will be the sole judge of the means, manner, and method by which he will perform the services contracted for, the times at which those services will be performed (within the deadlines reasonably established by the Company) and the sequence of performance of those services. Consultant warrants that he will perform the services for which he has contracted in a timely and workmanlike manner. Consultant acknowledges that for the term of this Agreement, Consultant is not an employee of the Company and that he will not be treated or regarded as the Company's employee under the laws or regulations of any government or governmental agency. This Agreement does not constitute a hiring by either party. The Consultant and the Company will be and shall remain independent contractors bound by the provisions of this Agreement. Consultant is under the control of the Company only as to the result of Consultant's work and not as to the means, manner, and methods by which such result is accomplished. Neither party hereto shall be liable for any obligation incurred by the other except as provided in Section 5 of this Agreement. The Company shall not withhold from Consultant's fees any amounts for income taxes or other similar assessments. The Company shall provide the use of its employees as deemed suitable by the Company to assist Consultant in carrying out his duties hereunder.

                  8. Non-Competition. Consultant will not, during the term of this Agreement, directly or indirectly manage, operate, join, control, or participate or become interested in or be connected with as an employee, partner, officer, director, stockholder, consultant, or investor, any corporation, partnership, or other business entity other than the Company or its affiliates, which shall operate a business in competition with the business conducted by the Company or its affiliates. Nothing herein shall prohibit Consultant from owning, solely for investment purposes, publicly-traded securities of any company which operates a business otherwise covered by this Section 8, provided that such ownership constitutes less than 1% of the issued and outstanding equity or debt securities, as the case may be, of such company.

                  9. Confidential Treatment of Information. Consultant shall not, either during or after the term of this Agreement, directly or indirectly publish or disclose to any third party any confidential information pertaining to the business of the Company unless the Company gives written authorization to do so. Such information shall not be used apart from Company business without the written approval of the Company. Such prohibition against disclosure applies to all confidential information, such as non-public information about the Company's finances, any trade secrets, and any other information which is normally kept confidential by the Company.

                  10. Remedies. The parties further agree that the services to be performed hereunder are of a unique, special, and extraordinary character and that any breach or threatened breach by Consultant of any provision of Section 8 or 9 of this Agreement shall cause the Company irreparable harm which cannot be remedied solely by damages. Therefore, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of competent jurisdiction at law or in equity by an injunction or a decree of specific performance or, if the Company elects, by obtaining damages or such other relief as the Company may elect to pursue. Such remedies, however, shall be cumulative and nonexclusive and shall be in addition to any other remedies which the Company may have.

                  11. Indemnity. The Company shall not be liable for and Consultant shall indemnify, defend, and hold the Company harmless from any liability, claim, or loss whatsoever for any injury to or death of Consultant, or for any damages to Consultant's property or the property of any of its representatives or agents unless and only to the extent that such loss or damage is directly caused by the negligence of the Company or its employees. Consultant shall also indemnify, defend, and hold the Company harmless from any liability, claim, or loss whatsoever for any personal injury or death and for any property damage resulting from the conduct or negligent omission of Consultant or his representatives or agents.

                  12. Taxes. Consultant shall be responsible for reporting and paying any and all taxes imposed by any government or governmental entity whatsoever in connection with the payments to Consultant contemplated by this Agreement, and shall indemnify and hold the Company harmless with respect thereto.

                  13. Assignment. This Agreement and the respective rights, duties, and obligations of Consultant hereunder may not be assigned and may not be delegated by Consultant, but the respective rights, duties, and obligations of the Company hereunder may be assigned or delegated by the Company to a parent or affiliated corporation or entity.

                  14. Notice. All notices, demands, instructions, or requests relating to this Agreement shall be in writing and, except as otherwise provided herein, shall be deemed to have been given for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service from and to locations within the Continental United States, (iii) five days after posting when sent by United States registered or certified mail, with return receipt requested and postage paid, or (iv) on the date of transmission when sent by facsimile with a hard-copy confirmation; if directed to the person or entity to which notice is to be given at his or its address set forth in this Agreement or at any other address such person or entity has designated by notice.

                  To the Company:           M.D. LABS, INC.
                                            1719 W. University Drive
                                            Suite 187
                                            Tempe, Arizona  85281
                                            Attn:       Chief Executive Officer
                                            Ph:         602-437-0127
                                            Fax:        602-437-8561

                  Copy to:                  Quarles & Brady
                                            One E. Camelback Road, Suite 400
                                            Phoenix, Arizona 85012-1649
                                            Attn: P. Robert Moya, Esq.

                  To Consultant:            KENNETH A. STEEL, JR.
                                            1336 North State Parkway
                                            Chicago, Illinois
                                            Ph:         312-335-5428
                                            Fax:        312-642-1989

                  15. Entire Agreement. This Agreement constitutes the final written expression of all of the agreements between the parties (except those relating to Consultant's service as a director of the Company), and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties, or statements made by either party that differ in any way from the terms of this written Agreement shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

                  16. Waiver. The waiver by either party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

                  17. Invalidity of Any Provision. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provisions were omitted.

                  18. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, exclusive of the conflict of law provisions thereof, and the parties agree that any litigation pertaining to this Agreement shall be in courts located in Maricopa County, Arizona.

                  19.      Headings.   Headings  in  this   Agreement   are  for
         informational purposes only and shall not be used to construe the intent of this Agreement.

                  20. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

                  21. Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators, and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators, and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  22. Attorneys' Fees. If any party finds it necessary to employ legal counsel or to bring an action at law or other proceeding against the other party to enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be paid by the other party its reasonable attorneys' fees as well as court costs all as determined by the court and not a jury.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Consulting Agreement and caused the same to be duly delivered on its behalf as of the date first above written.


                                           M.D. LABS, INC.


                                           /s/ Hooman Nikzad
                                           ------------------------------------
                                           By:  Hooman Nikzad
                                           Its:  Chief Executive Officer

                                                                  the "COMPANY"



                                           KENNETH A. STEEL, JR.


                                           /s/ Kenneth A. Steele, Jr.
                                           ------------------------------------
                                                                  "CONSULTANT"
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